SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ___________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                   May 4, 1998

                             NATIONSBANK CORPORATION
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                                     1-6523
                            (Commission File Number)

                                   56-0906609
                        (IRS Employer Identification No.)

                          NationsBank Corporate Center
                            Charlotte, North Carolina
                    (Address of principal executive offices)

                                      28255
                                   (Zip Code)

                                 (704) 386-5000
              (Registrant's telephone number, including area code)


ITEM 5.   OTHER EVENTS.

     Settlement with Regulators. On May 4, 1998, NationsSecurities, through its successor NationsBanc Investments, Inc., and NationsBank, N.A., a wholly-owned subsidiary of NationsBank Corporation, announced that they had entered into agreements with the Securities and Exchange Commission, the National Association of Securities Dealers and the Office of the Comptroller of the Currency and that they had agreed to pay a total of $6.75 million to settle charges concerning sales practices that occurred during 1993 and 1994. The sales practices in question related to two closed-end funds sold between mid-1993 and early 1994 by NationsSecurities, then a partnership formed by subsidiaries of NationsBank, N.A. and Dean Witter Discover & Co. In settling these charges, the companies neither admitted nor denied any of the wrongdoing alleged in these matters.

      Additional information regarding this settlement is set forth in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          The following exhibit is filed herewith:

Exhibit No.     Description of Exhibit

   99.1 Press Release dated May 4, 1998 concerning settlement with regulators.


                           SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NATIONSBANK CORPORATION


                              By:  /s/ Charles M. Berger
                                 -----------------------
                                   Charles M. Berger
                                   Associate General Counsel

Dated:       May 13, 1998


                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit

   99.1 Press Release dated May 4, 1998 concerning settlement with regulators.


                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE

May 4, 1998 -- NationsSecurities, through its successor NationsBanc Investments, Inc., and NationsBank, N.A. today announced that they have entered into agreements with the Securities and Exchange Commission (SEC), the National Association of Securities Dealers (NASD) and the Office of the Comptroller of the Currency (OCC), and have agreed to pay a total of $6.75 million to settle charges concerning sales practices that occurred during 1993 and 1994. In settling these charges, the companies neither admitted nor denied any of the wrongdoing alleged in these matters.

The questioned practices relate to two closed-end funds sold between mid 1993 and early 1994 by NationsSecurities, then a joint venture of NationsBank and Dean Witter Financial Services Group.

In a statement the companies said:

"NationsSecurities and NationsBank have entered into these settlements in order to resolve any outstanding questions about practices relating to the sale of two closed-end funds by NationsSecurities in the 1993-1994 period and to put this issue behind us.

"NationsBank is committed to serving the financial needs and goals of its customers and regrets that some of our customers were dissatisfied with their experience with these two funds sold by NationsSecurities between mid 1993 and early 1994.

"NationsSecurities and NationsBank cooperated fully with the SEC, NASD and OCC investigations. We have worked very hard to meet our responsibilities under all applicable laws and regulations governing sales of securities in a bank environment.

"Since 1994, we have significantly strengthened our policies and the supervision of our securities subsidiary's sales force, and reinforced our commitment to ensure that its investment consultants practice needs-based selling and properly disclose the nature of securities both orally and in writing.

"As the OCC noted in today's press conference, NationsSecurities took action several years ago to correct this matter, and the OCC does not have current issues with NationsBank with respect to sales practices.

"An independent law firm and an independent accounting firm conducted a comprehensive review of NationsSecurities in 1995. The rules and regulations governing sales of securities in a bank environment have evolved rapidly. A number of enhancements since 1994 have been specifically designed to meet the unique legal and compliance challenges posed by a bank-affiliated broker-dealer.

NationsSecurities enhanced its written policies and procedures to emphasize when and how disclosures are provided.

NationsSecurities reinforced its supervisory structure, including the addition of many more Assistant Branch Managers, specifically trained in compliance and legal issues.

NationsSecurities strengthened its Compliance Department and procedures, now bolstered with considerably more personnel with more experience than in 1993-4; and added in-house counsel.

NationsSecurities created a customer relations department to assist with customer questions and complaints.

NationsBank has revised its manuals and handbooks to ensure that policies accommodate the specific structure and product mix of it's securities subsidiary, and take into account the unique legal and compliance concerns of a bank-affiliated broker-dealer.

"We settled with regulators in order to put these matters behind us. It is very clear that the subject of today's press conference by regulators concerns the future of the sales of securities in a bank environment."

NationsBank Corporation, with $315 billion in total assets, is the third largest U.S. bank with full-service operations in 16 states and the District of Columbia. NationsBank provides financial products and services to more than 18 million households and one million businesses as well as institutional investors and government agencies in 46 states and in major markets around the world. The company's shares (NB) are listed on the New York Stock Exchange.

www.nationsbank.com